Exhibit 23.2

CONSENT OF LUSE GORMAN, PC

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Berkshire Hills Bancorp, Inc. of our opinion dated July 20, 2017, relating to the legality of the common stock registered for sale hereunder, appearing in the Registration Statement on Form S-4 of Berkshire Hills Bancorp, Inc., filed with the U.S. Securities and Exchange Commission on July 20, 2017, and to the reference to us under the heading “Legal Matters” in this Registration Statement on Form S-3.

/s/ Luse Gorman, PC

March 20, 2020